CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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As independent public accountants, we hereby consent to the use in this Post-Effective Amendment No. 4 of our report dated February 8, 2001 and to all references to our Firm included in or made a part of this Post-Effective Amendment.

/s/ ARTHUR ANDERSEN LLP

Cincinnati, Ohio,
   April 27, 2001